Exhibit 3.10

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION

         Pursuant to the provisions of article 4.04 of the Texas Business Corporation Act ("TBCA"), the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

                                   ARTICLE ONE

         The name of the corporation is American Med Services, Inc.

                                   ARTICLE TWO

         The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on October 22, 1992 to change the name of the corporation from American Med Services, Inc. to Ampro Medical Services, Inc.

         The amendment alters or changes Article One of the original Articles of Incorporation and the full text of the altered provision is as follows:

                                  "ARTICLE ONE
                                      "NAME

         "The name of the corporation is Ampro Medical Services, Inc."

                                  ARTICLE THREE

         The number of shares of the corporation outstanding at the time of such adoption was 1,000 of common stock; and the number of shares entitled to vote thereon was 1,000 of common stock.

         The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

                  CLASS                              NUMBER OF SHARES VOTED
                                                     For                 Against
                  Common                             1,000                  0
                  ------                             -----                -----

                                  ARTICLE FOUR

         The number of shares voted for such amendment was 1,000; and the number of shares voted against such amendment was 0.

         The holders of all the shares outstanding and entitled to vote on said amendment have signed a consent in writing pursuant to Article 9.10 of the TBCA adopting said amendment and any written notice required by Article 9.10 of the TBCA has been given.

Dated as of October 22, 1992.

                                    AMERICAN MED SERVICES, INC.

                                    By:   /s/ John Maguire
                                    ----------------------------------
                                    John Maguire, President

                             ARTICLES OF CORRECTION

         The undersigned submits these Articles of Correction pursuant to Texas Civil Statutes article 1302-7.01 to correct a document that is an inaccurate record of the entity action.

                                   ARTICLE ONE

         The name of the entity is Ampro Medical Services, Inc.

                                   ARTICLE TWO

         The document to be corrected is the Articles of Amendment to the Articles of Incorporation that was filed in the Office of the Secretary of State on the 28th day of December, 1992 reflecting the vote of all the issued and outstanding shares of stock.

                                  ARTICLE THREE

         The inaccuracy to be corrected is:

         The number of shares entitled to vote should be 10,000 instead of 1,000 as indicated in the Articles of Amendment filed on December 28, 1992.

                                  ARTICLE FOUR

         As corrected, the inaccurate portions of the document read as follows:

                                 "ARTICLE THREE

         The number of shares of the corporation outstanding at the time of such adoption was 10,000 of common stock; and the number of shares entitled to vote thereon was 10,000 of common stock.

         The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

                  CLASS                              NUMBER OF SHARES VOTED
                                                     For                 Against
                  Common                             10,000                 0
                  ------                             ------               -----

                                  ARTICLE FOUR

         The number of shares voted for such amendment was 10,000; and the number of shares voted against such amendment was 0."

                                    AMPRO MEDICAL SERVICES, INC.

                                    By: /s/ John Maguire
                                       -----------------------------
                                        John Maguire
                                        President